Exhibit 99.1

Inhibikase Therapeutics Announces Third Quarter 2026

Financial Results and Highlights Recent Activity

WILMINGTON, Del., November 10, 2026 — Inhibikase Therapeutics, Inc. (Nasdaq: IKT) (“Inhibikase” or “Company”), a clinical-stage pharmaceutical company developing IKT-001, a novel once-daily oral anti-proliferative for Pulmonary Arterial Hypertension (“PAH”), today reported financial results for the quarter ended September 30, 2026, and highlighted recent developments.

“During our third quarter and in recent weeks we continued to advance our Phase 3 IMPROVE-PAH study, for which we have obtained 28 country regulatory approvals in the U.S. and E.U., with 79 clinical sites activated across a range of countries,” said Mark Iwicki, Chief Executive Officer of Inhibikase. “We continue to expand our clinical footprint and look forward to additional country and site activations over the coming months. Supported by the $50 million proceeds from the sale of shares to RA Capital in July, Inhibikase is well-positioned to advance IKT-001 toward its potential as the first once-daily oral anti-proliferative offering significant potential benefits to the PAH patient population.”

Recent Developments

•

As of November 2026, regulatory approvals for the IMPROVE-PAH (IKT-001 for Measuring Pulmonary Vascular Resistance and Outcome Variables in a Phase 3 Evaluation of PAH; NCT07365332) have been obtained in 28 countries globally; 79 of a planned 180 clinical sites have been activated.

•

The global IMPROVE-PAH trial is a two-part adaptive Phase 3 study. Part A of IMPROVE-PAH is a double blind, placebo-controlled study in approximately 140 patients with a primary endpoint of change in Pulmonary Vascular Resistance (“PVR”) at Week 24. Part B of IMPROVE-PAH seamlessly begins following the enrollment of the last patient in Part A and adopts an identical format to Part A except the primary endpoint of Part B is change in 6-minute walk distance (“6MWD”) at Week 24 in approximately 346 patients.

•	An interim safety readout for Part A of the Phase 3 IMPROVE-PAH study (n=50) is planned for the first half of 2027.

•

In October 2026, the Company announced the appointment of Scott M. Wasserman, MD, to the Company’s Board of Directors. Dr. Wasserman is currently the Chief Medical Officer of Kailera Therapeutics, a clinical-stage company developing GLP-1-based therapeutics for obesity and related conditions. Dr. Wasserman is a cardiologist with more than two decades of experience in clinical development and company leadership.

•

In July 2026, the Company sold 25,000,000 shares of the Company’s common stock to new shareholder RA Capital Management through its at-the-market (“ATM”) facility for gross proceeds of $50 million. Subsequently, in July 2026, 18,030,000 of these shares of common stock were exchanged for pre-funded warrants to purchase shares of common stock.

•

In July 2026, the FDA’s Office of Orphan Products Development granted Orphan Drug Designation (“ODD”) for IKT-001. ODD provides potential development incentives, including eligibility for tax credits on qualified clinical trial costs, exemption from certain FDA user fees, and the potential for seven years of market exclusivity upon regulatory approval.

Nonclinical and Development Update

Over the last few months and extending into 2027, the Company has enhanced its focus on additional nonclinical activities that have the potential to broaden the scientific rationale for IKT-001 across the following themes:

•

Sotatercept Combination: Building on previously published nonclinical evidence supporting the potential to provide PAH patients with additive hemodynamic improvements via the complementary combination of IKT-001 and an active signaling inhibitor, Inhibikase’s additional nonclinical studies are focused on deepening the mechanistic and translational rationale for combining IKT-001 with sotatercept with results expected progressively, starting in the first quarter of 2027. Additionally, the Company has begun regulatory filings to support combination therapy within Part B of the ongoing Phase 3 program.

•

Group 2 Potential: Beyond the Company’s current single pivotal Phase 3 in Group 1 PAH patients, Inhibikase is undertaking various nonclinical activities to explore the potential of IKT-001 to improve myocardial fibrosis and diastolic function. These efforts will evaluate the potential of IKT-001 to address both pulmonary vascular remodeling and underlying cardiac dysfunction in HFpEF-associated pulmonary hypertension with results expected during 2027.

•

Group 3 Potential: The Company is also evaluating whether IKT-001 has the potential to reduce pulmonary vascular resistance and vascular remodeling, improve right-heart function, and provide therapeutic benefit in PH-ILD (Group 3) nonclinical models. These studies will explore the potential of IKT-001 to reduce the abnormal remodeling of pulmonary arteries, as well as a possible direct antifibrotic effect, with results expected during late 2027 or early 2028.

Investor Conferences

Inhibikase is participating in the following upcoming investor conferences:

Jefferies Global Healthcare Conference

November 16–19, 2026

London, United Kingdom

Format: Fireside Chat with Mark Iwicki of Inhibikase and Dennis Ding, Jefferies Research

Date: Monday, November 16

Webcast: Click here

9th Annual Evercore Healthcare Conference

November 30–December 2, 2026

Coral Gables, Florida

Mr. Iwicki will participate in one-on-one investor meetings on Tuesday, December 1. Investors interested in scheduling a meeting should contact their Evercore representative.

Financial Results

Cash Position: As of September 30, 2026, cash, cash equivalents and marketable securities were $193.3 million. In July 2026, the Company announced that it had sold 25,000,000 shares of the Company’s common stock to RA Capital Management through its ATM facility for gross proceeds of $50 million. The Company expects that the additional capital raised through this financing, together with existing cash reserves, will support operations through topline data readout in Part B of the ongoing global Phase 3 IMPROVE-PAH clinical study, assuming the full and timely exercise of the outstanding Series A and B Warrants.

As of September 30, 2026, there were 140.3 million shares of common stock and 60.6 million pre-funded warrants outstanding.

Net Loss: Net loss for the quarter ended September 30, 2026, was $20.5 million, or $0.10 per share, compared to a net loss of $11.9 million, or $0.13 per share in the quarter ended September 30, 2025. Net loss for the nine months ended September 30, 2026, was $56.4 million, or $0.31 per share, compared to a net loss of $35.5 million, or $0.40 per share, for the nine months ended September 30, 2025.

R&D Expenses: Research and development expenses were $15.0 million for the quarter ended September 30, 2026, compared to $7.6 million for the quarter ended September 30, 2025. Research and development expenses were $39.2 million for the nine months ended September 30, 2026, compared to $23.4 million for the nine months ended September 30, 2025, which included a non-cash write-off of in-process research and development of $7.4 million and $1.8 million of stock-based compensation expense, both associated with the Company’s acquisition of CorHepta in February 2025.

SG&A Expenses: Selling, general and administrative expenses for the quarter ended September 30, 2026 were $7.2 million, compared to $5.6 million for the quarter ended September 30, 2025. Selling, general and administrative expenses for the nine months ended September 30, 2026 were $22.3 million, compared to $16.8 million for the nine months ended September 30, 2025, which included $1.0 million of severance expenses for former senior executives of the Company.

About Inhibikase (www.inhibikase.com)

Inhibikase Therapeutics, Inc. (Nasdaq: IKT) is a clinical-stage pharmaceutical company developing therapeutics to modify the course of cardiopulmonary diseases, namely, Pulmonary Arterial Hypertension (“PAH”), in which aberrant signaling through type III receptor tyrosine kinases, including platelet derived growth factor receptors and a stem cell factor receptor, known as “c-Kit,” has been implicated. Our lead product candidate is IKT-001, a prodrug of imatinib mesylate (“imatinib”), for PAH which is an orphan indication. Imatinib was first approved in the United States in 2001 for various cancers and blood disorders and, following more than 20 years of clinical use, has a well-characterized safety profile with the first reported use of imatinib in PAH occurring in 2005. PAH is a progressive, life-threatening disease characterized by pulmonary vascular remodeling and elevated pulmonary vascular resistance that affects approximately 50,000 Americans. Our single pivotal Phase 3 clinical study in PAH in approximately 180 sites around the world, named IMPROVE-PAH (IKT-001 for Measuring Pulmonary Vascular Resistance and Outcome Variables in a Phase 3 Evaluation of PAH), is actively enrolling patients.

Social Media Disclaimer

Investors and others should note that the Company announces material financial information to investors using its investor relations website, press releases, SEC filings and public conference calls and webcasts. The Company intends to also use LinkedIn as a means of disclosing information about the Company, its services and other matters and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions or the negative of these terms and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the potential of IKT-001, including its potential to become a once-daily oral anti-proliferative treatment for PAH and its potential benefits to patients with PAH, the advancement of the Company’s global pivotal Phase 3 clinical study of IKT-001 in PAH, including the timing, design, conduct and anticipated interim safety readout of the IMPROVE-PAH study and related regulatory submissions, the Company’s ability to obtain additional regulatory approvals for the IMPROVE-PAH study, including any approvals needed to evaluate combination therapy in Part B, the Company’s beliefs regarding the potential advantages of the Phase 3 clinical study of IKT-001, the Company’s nonclinical studies of IKT-001 in combination with sotatercept and its potential use in Group 2 and Group 3 pulmonary hypertension, including the expected timing and results of those studies and potential therapeutic benefits, the potential benefits of Orphan Drug Designation, the Company’s expectations regarding its cash runway and ability to fund operations through the topline data readout from Part B of IMPROVE-PAH, expectations regarding the exercise of the outstanding Series A and B Warrants, or future events or conditions. These forward-looking statements are based on Inhibikase’s current expectations and assumptions. Such statements are subject to certain risks and uncertainties, which could cause Inhibikase’s actual results to differ materially from those anticipated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to execute a Phase 3 study to evaluate IKT-001 as a treatment for PAH, as well as such other factors that are included in our periodic reports on Form 10-K and Form 10-Q that we file with the U.S. Securities and Exchange Commission. Any forward-looking statement in this release speaks only as of the date of this release. Inhibikase undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contacts:

Investor Relations:

Michael Moyer

LifeSci Advisors

mmoyer@lifesciadvisors.com

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Inhibikase Therapeutics, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30, 2026	December 31, 2025
	(Unaudited)	(Note 1)
Assets
Current assets:
Cash and cash equivalents	$51,701,197	$139,220,208
Marketable securities	141,619,768	39,543,820
Prepaid research and development	3,998,159	1,001,993
Prepaid expenses and other current assets	1,412,941	343,374

Total current assets	198,732,065	180,109,395
Prepaid research and development, noncurrent	2,780,307	1,000,000
Other assets	239,577	95,121

Total assets	$201,751,949	$181,204,516

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$947,993	$1,158,054
Accrued expenses and other current liabilities (see Note 6)	12,008,758	4,081,282
Contingent consideration liability	—	3,061,501

Total current liabilities	12,956,751	8,300,837

Total liabilities	12,956,751	8,300,837

Commitments and contingencies (see Note 13)
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at September 30, 2026 and December 31, 2025	—	—
Common stock, $0.001 par value; 500,000,000 shares authorized at September 30, 2026 and December 31, 2025; 140,269,633 and 131,691,237 shares issued and outstanding (including 0 and 4,149,252 contingently issuable shares - see Note 9) at September 30, 2026 and December 31, 2025, respectively	140,270	131,691
Additional paid-in capital	387,883,494	315,429,986
Accumulated other comprehensive (loss) income	(109,361)	21,802
Accumulated deficit	(199,119,205)	(142,679,800)

Total stockholders’ equity	188,795,198	172,903,679

Total liabilities and stockholders’ equity	$201,751,949	$181,204,516

Inhibikase Therapeutics, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Costs and expenses:
Research and development	$14,999,866	$7,649,697	$39,232,480	$23,434,243
Selling, general and administrative	7,229,191	5,611,503	22,262,845	16,780,525
Change in fair value contingent consideration	—	(492,827)	(373,354)	(2,016,111)

Total costs and expenses	22,229,057	12,768,373	61,121,971	38,198,657

Loss from operations	(22,229,057)	(12,768,373)	(61,121,971)	(38,198,657)
Other income	1,761,723	838,093	4,682,566	2,674,119

Net loss	(20,467,334)	(11,930,280)	(56,439,405)	(35,524,538)
Other comprehensive loss
Unrealized (loss) gain on marketable securities	(36,607)	(1,245)	(131,163)	33,059

Comprehensive loss	$(20,503,941)	$(11,931,525)	$(56,570,568)	$(35,491,479)

Net loss per share – basic and diluted	$(0.10)	$(0.13)	$(0.31)	$(0.40)

Weighted-average number of shares – basic and diluted	196,938,811	90,050,973	181,362,655	89,867,805

Inhibikase Therapeutics, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine months ended September 30,
	2026	2025
Cash flows from operating activities
Net loss	$(56,439,405)	$(35,524,538)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	—	60,499
Stock-based compensation expense	16,433,584	10,776,144
Write-off of in-process research and development	—	7,357,294
Change in fair value contingent consideration	(373,354)	(2,016,111)
Non-cash accretion on marketable securities	(3,203,308)	(570,503)
Changes in operating assets and liabilities:
Operating lease right-of-use assets	—	101,437
Prepaid expenses and other current assets	(1,069,567)	257,321
Current and non-current prepaid research and development	(4,776,473)	(1,129,258)
Other assets	(144,456)	(57,913)
Accounts payable	(210,061)	(390,699)
Operating lease liabilities	—	(110,517)
Accrued expenses and other current liabilities	7,927,476	976,353

Net cash used in operating activities	(41,855,564)	(20,270,491)

Cash flows from investing activities
Purchases of equipment and improvements	—	(13,399)
Purchases of investments - marketable securities	(221,303,803)	(38,996,000)
Maturities of investments - marketable securities	122,300,000	41,600,000
Acquired in-process research and development	—	(438,624)

Net cash provided by (used in) investing activities	(99,003,803)	2,151,977

Cash flows from financing activities
Deferred offering costs	—	(385,062)
Proceeds from issuance of common stock, pre-funded warrants and warrants, net of issuance costs of $1.3 million	52,011,159	150
Proceeds from the exercise of Series A-1 warrants	1,000,100	—
Exchange of common stock for pre-funded warrants	(18,030)	—
Issuance of common stock from exercise of options	347,127	282,553

Net cash provided by (used in) financing activities	53,340,356	(102,359)

Net decrease in cash and cash equivalents	(87,519,011)	(18,220,873)
Cash and cash equivalents at beginning of period	139,220,208	56,490,579

Cash and cash equivalents at end of period	$51,701,197	$38,269,706

Non-cash investing and financing activities
Contingent consideration	$—	$2,419,332
Share forfeited and contingent consideration reclassified to additional paid-in capital	$2,688,147	$—
CorHepta transaction costs	$—	$175,000